CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	MANAGERS TRUST II – MANAGERS AMG CHICAGO EQUITY PARTNERS MID-CAP FUND, MANAGERS AMG CHICAGO EQUITY PARTNERS BALANCED FUND, HIGH YIELD FUND AND FIXED INCOME FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: September 4, 2007	/s/ William J. Nutt
William J. Nutt
President

CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	MANAGERS TRUST II – MANAGERS AMG CHICAGO EQUITY PARTNERS MID-CAP FUND, MANAGERS AMG CHICAGO EQUITY PARTNERS BALANCED FUND, HIGH YIELD FUND AND FIXED INCOME FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: September 4, 2007	/s/ Bruce M. Aronow
Bruce M. Aronow
Chief Financial Officer